 MORGAN STANLEY INSTITUTIONAL FUND TRUST - LONG DURATION FIXED INCOME PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2007 - MARCH 31, 2008

                                                                  AMOUNT OF    % OF
                                      OFFERING       TOTAL         SHARES    OFFERING % OF FUNDS
    SECURITY     PURCHASE/   SIZE OF  PRICE OF     AMOUNT OF      PURCHASED PURCHASED    TOTAL                        PURCHASED
    PURCHASED    TRADE DATE OFFERING   SHARES       OFFERING        BY FUND  BY FUND    ASSETS          BROKERS          FROM
---------------------------------------------------------------------------------------------------------------------------------
   EnCana Corp   11/28/07      --      $99.769  $800,000,000.00   40,000.00    0.00%     0.15%   Citi, UBS Investment  Citigroup
   6.500% due                                                                                      Bank, CIBC World
    2/1/2038                                                                                       Markets, ABN AMRO
                                                                                                     Incorporated,
                                                                                                     Deutsche Bank
                                                                                                  securities, Banc of
                                                                                                  America Securities
                                                                                                    LLC, HSBC, BNP
                                                                                                    PARIBAS, Lazard
                                                                                                   Capital Markets,
                                                                                                  Barclay's Capital,
                                                                                                   Lehman Brothers,
                                                                                                    Credit Suisse,
                                                                                                 Merrill Lynch & Co.,
                                                                                                   Goldman, Sachs &
                                                                                                 Co., Morgan Stanley,
                                                                                                     JPMorgan, RBC
                                                                                                   Capital Markets,
                                                                                                    Scotia Capital,
                                                                                                  Wachovia Securities

  United Health   02/04/08     --      $98.475  $1,100,000,000.00   50,000     0.00%     0.16%          Banc of        Citigroup
   Group Inc.                                                                                          America
   6.875% due                                                                                         Securities
    2/15/2038                                                                                         LLC, Citi,
                                                                                                       JPMorgan,
                                                                                                    Deutsche Bank
                                                                                                      Securities,
                                                                                                    Bear Stearns &
                                                                                                    Co. Inc., Loop
                                                                                                        Capital
                                                                                                     Markets, LLC,
                                                                                                    Goldman, Sachs
                                                                                                    & Co., Merrill
                                                                                                      Lynch & Co.,
                                                                                                        Morgan
                                                                                                       Stanley,
                                                                                                        Lehman
                                                                                                     Brothers, The
                                                                                                       Williams
                                                                                                    Capital Group,
                                                                                                         L.P.

 Hewlett Packard                                                                                    Banc of America     Banc of
  Co. 5.50% due   02/25/08     --    $99.932000 $750,000,000.00     30,000     0.00%     0.10%      Securities LLC,     America
     3/1/2018                                                                                       HSBC, JPMorgan,    Securities
                                                                                                 Lehman Brothers, BNP
                                                                                                    PARIBAS, Morgan
                                                                                                    Stanley, Credit
                                                                                                      Suisse, RBS
                                                                                                  Greenwich Capital,
                                                                                                     Deutsche Bank
                                                                                                  Securities, SOCIETE
                                                                                                   GENERALE, Lehman
                                                                                                       Brothers

Biogen IDEC Inc.  02/28/08     --    $99.184000 $550,000,000,00   70,000.00    0.01%     0.24%      Goldman, Sachs &     Merrill
   6.875% due                                                                                         Co., Banc of       Lynch &
    3/1/2018                                                                                       America Securities      Co.
                                                                                                       LLC, Citi,
                                                                                                    JPMorgan, Lehman
                                                                                                   Brothers, Merrill
                                                                                                  Lynch & Co., Morgan
                                                                                                      Stanley, UBS
                                                                                                    Investment Bank